UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     January 23, 2019

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-14010	13-3668640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On January 23, 2019, Waters Corporation announced its results of operations for the quarter and year ended December 31, 2018. A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01	Other Events

On January 21, 2019, the Board of Directors of the Company elected to terminate the Company’s existing share repurchase program, which had $2.3 billion remaining as of that date, and authorize a new repurchase program under which the Company may repurchase, from time to time, up to $4 billion of its outstanding common stock over a two-year period in either open market or private transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Waters Corporation press release dated January  23, 2019 for the quarter and year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: January 23, 2019	By: /s/ Sherry L. Buck
Name: Sherry L. Buck
Title: Senior Vice President and Chief Financial Officer